Exhibit 99.1

July 2, 2010

To the Board of Directors of

State Auto Financial Corporation

My Fellow Directors:

After over 10 years of service on the State Auto Financial Corporation Board of Directors, I am hereby tendering my resignation effective July 2, 2010.

As you know, I am disappointed with the company’s recent ratings downgrade by Standard & Poor’s and the negative outlook change by A.M. Best, both of which I think were based on lack of rate increases and lack of earnings. I do not believe these bode well for the company. While we have increased rates, I believe we need to be even more aggressive, even at the loss of policies, and more aggressively exiting unprofitable business. I also don’t believe that our expense reduction policies are showing the results that they should.

I wish the Board success in implementing the appropriate practices and policies to turn things around.

I’d like to thank each of you for your friendship during my tenure. I have enjoyed my time with you and have learned much from my fellow Board members.

Sincerely,

/s/ Richard K. Smith

Richard K. Smith